SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  X
Filed by a Party other than the Registrant

Check the appropriate box:
 Preliminary Proxy Statement
 Confidential, for Use of the Commission Only (as permitted by Rule
 14a-6(e)(2))
 Definitive Proxy Statement
X Definitive Additional Materials
 Soliciting Material Pursuant to Section240.14a-11(c) or
 Section240.14a-12

FIDELITY ADVISOR KOREA FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
X No fee required.
 Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

 Fee paid previously with preliminary materials.

 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:
_________________________________________________________

(2_FIDELITY_LOGOS)                       82 Devonshire Street
                                         Boston, MA 02109

3RD REQUEST
URGENT PROXY INFORMATION
PLEASE CAST YOUR VOTE NOW!

Dear Fidelity Advisor Korea Fund Stockholder:

About a month ago, we mailed you proxy information so that you could vote on several important proposals that affect the Fund. This information described the proposals and asked for your vote on these important issues. It has been called to our attention that we have not yet received your ballot.

YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY
BE.

I am writing to remind you that your participation is extremely important. The Annual Meeting of Stockholders scheduled for June 14, 2000 cannot be held until we receive a majority of the aggregate amount of shares entitled to vote. If you haven't done so already, please cast your vote on the enclosed proxy card(s). Stockholders who hold more than one account in the Fund will receive a separate card for each account and should vote each card.

VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED.

Please mail your SIGNED proxy card(s) in the postage-paid envelope right away no matter how many shares of the Fund you own.

If you have already voted, thank you for your response. If you have any further questions, please contact your financial advisor, or call Fidelity at 1-800-522-7297. We appreciate your immediate attention. Thank you.

Sincerely,

/s/ Edward C. Johnson 3d
Edward C. Johnson 3d
Chairman and President